Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-169119 July 24, 2012

Barclays Bank PLC Relative Performance Securities
Linked to the S&P 500® Index and the Barclays US 5Y Treasury Futures Index™ due on or about August 21, 2017

Investment Description

These Relative Performance Securities (the “Securities”) are unsubordinated and unsecured debt obligations issued by Barclays Bank PLC (the “Issuer”) with returns linked to the performance of the S&P 500® Index (the “Long Index”) relative to the Barclays US 5Y Treasury Futures Index™ (the “Short Index”, and together with the Long Index, the “Indices”). If the performance of the Long Index is equal to or greater than the performance of the Short Index over the term of the Securities, as measured by the Index Returns of each Index from the Trade Date to the Final Valuation Date, the Issuer will repay the principal amount of the Securities at maturity plus pay a return equal to the outperformance of the Long Index relative to the Short Index (the “Relative Return”) multiplied by the Participation Rate, which will be set on the Trade Date and is expected to be between 145% and 155%. If the Long Index underperforms the Short Index over the term of the Securities, you will be fully exposed to the outperformance of the Short Index relative to the Long Index, and the Issuer will repay less than the full principal amount of the Securities, if anything, resulting in a loss of principal that is proportionate to the negative Relative Return. Investing in the Securities involves significant risks. The Issuer will not pay any interest on the Securities. You may lose some or all of the principal amount of the Securities. Any payment on the Securities is subject to the creditworthiness of the Issuer and is not, either directly or indirectly, an obligation of any third party. If the Issuer were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑	Participation in Outperformance of Long Index Relative to Short Index: If the Long Index Return is equal to or greater than the Short Index Return, the positive Relative Return will be enhanced by the Participation Rate, which is expected to be between 145% and 155% and will be determined on the Trade Date. If the Long Index Return is less than the Short Index Return, you will be fully exposed to the negative Relative Return and will lose some or all of your initial investment.
❑	Full Exposure to Negative Relative Returns: If the Long Index Return is less than the Short Index Return, you will be fully exposed to the underperformance of the Long Index relative to the Short Index over the term of the Securities and you will lose some or all of your investment at maturity in an amount proportionate to the negative Relative Return.
❑	Potential to Benefit in Rising and Falling Markets: Investors may receive a positive return if both Indices rise or if both Indices fall, so long as the Long Index outperforms the Short Index. If the Short Index outperforms the Long Index, however, you will lose some or all of your investment, which may be the case even if one or both Indices appreciate over the term of the Securities.

Key Dates1

Trade Date:	August 16, 2012
Settlement Date:	August 21, 2012
Final Valuation Date[2]:	August 16, 2017
Maturity Date[2]:	August 21, 2017

[1]	Expected. In the event we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity date will be changed so that the stated term of the Securities remains the same.
[2]	Subject to postponement in the event of a market disruption event as described under “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” in the prospectus supplement and “The Barclays US 5Y Treasury Futures Index™—Discontinuance, Modification or Unavailability of the Index” in this free writing prospectus.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES WILL HAVE MARKET RISKS SIMILAR TO THE INDICES, WHICH CAN RESULT IN THE LOSS OF SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF BARCLAYS BANK PLC. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE FWP-7 AND UNDER “RISK FACTORS” BEGINNING ON PAGE S-6 OF THE PROSPECTUS SUPPLEMENT AND IS-2 OF THE INDEX SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES.

Security Offering

We are offering Relative Performance Securities linked to the performance of the S&P 500® Index and the Barclays US 5Y Treasury Futures Index™. The actual Index Starting Level of each Index and the Participation Rate will be determined on the Trade Date. The Securities are offered at a minimum investment of 100 Securities at the Price to Public described below.

Offering	Index Starting Level of Long Index	Index Starting Level of Short Index	Participation Rate	CUSIP	ISIN
Securities linked to the S&P 500® Index and the Barclays US 5Y Treasury Futures Index™	•	•	•	•	•

See “Additional Information about Barclays Bank PLC and the Securities” on page FWP-2 of this free writing prospectus. The Securities will have the terms specified in the prospectus dated August 31, 2010, the prospectus supplement dated May 27, 2011, the index supplement dated May 31, 2011 and this free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Securities constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public	Underwriting Discount	Proceeds to Barclays Bank PLC
Per Note	$10.00	$0.35	$9.65
Total	$•	$•	$•

UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus dated August 31, 2010, the prospectus supplement dated May 27, 2011, the index supplement dated May 31, 2011 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement, index supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, index supplement, preliminary pricing supplement, if any, and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital, 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

You may revoke your offer to purchase the Securities at any time prior to the pricing as described on the cover of this free writing prospectus. We reserve the right to change the terms of, or reject any offer to purchase the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this free writing prospectus together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated May 27, 2011 and the index supplement dated May 31, 2011 relating to our Global Medium-Term Securities, Series A, of which these Securities are a part. This free writing prospectus, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement and the index supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

t	Prospectus dated August 31, 2010: http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm
t	Prospectus supplement dated May 27, 2011: http://www.sec.gov/Archives/edgar/data/312070/000119312511152766/d424b3.htm
t	Index Supplement dated May 31, 2011: http://www.sec.gov/Archives/edgar/data/312070/000119312511154632/d424b3.htm

Our SEC file number is 1-10257. References to “Barclays,” “Barclays Bank PLC,” “we,” “our” and “us” refer only to Barclays Bank PLC and not to its consolidated subsidiaries. In this document, “Securities” refers to the Relative Performance Securities that are offered hereby, unless the context otherwise requires.

Investor Suitability

The Securities may be suitable for you if:

t	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
t	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that has full exposure to any underperformance of the Long Index relative to the Short Index.
t	You are seeking an investment that provides exposure to the performance of the Long Index relative to the Short Index rather than the outright performance of one or both Indices and believe that the Long Index will outperform the Short Index over the term of the Securities.
t	You would be willing to invest in the Securities if the Participation Rate were set equal to the bottom of the indicated range specified on the cover hereof (the actual Participation Rate will be determined on the Trade Date).
t	You do not seek current income from this investment.
t	You are willing and able to hold the Securities to maturity, a term of 5 years, and accept that there may be little or no secondary market for the Securities.
t	You are willing to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities and understand that if Barclays Bank PLC were to default on its payment obligations, you may not receive any amounts owed to you under the Securities, including any repayment of principal.

The Securities may not be suitable for you if:

t	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
t	You require an investment designed to provide a full return of principal at maturity.
t	You cannot tolerate the loss of some or all of your initial investment or are not willing to make an investment that has full exposure to any underperformance of the Long Index relative to the Short Index.
t	You are not seeking an investment that provides exposure to the performance of the Long Index relative to the Short Index rather than the outright performance of one or both Indices, or you believe that the Short Index may outperform the Long Index over the term of the Securities.
t	You are not willing to invest in the Securities if the Participation Rate were set equal to the bottom of the indicated range specified on the cover hereof (the actual Participation Rate will be determined on the Trade Date).
t	You seek current income from this investment.
t	You are unable or unwilling to hold the Securities to maturity, a term of 5 years, or you seek an investment for which there will be an active secondary market.
t	You are not willing or are unable to assume the credit risk associated with Barclays Bank PLC, as issuer of the Securities, for any payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page FWP-7 of this free writing prospectus as well as the “Risk Factors” beginning on page S-6 of the prospectus supplement and page IS-2 of the index supplement for risks related to an investment in the Securities.

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Indicative Terms1

Issuer:	Barclays Bank PLC
Issue Price:	$10 per Security
Term:	Approximately 5 years
Reference Assets[2]:	S&P 500® Index (the “Long Index”) (Bloomberg ticker symbol “SPX <Index>”) and the Barclays US 5Y Treasury Futures Index™ (the “Short Index”) (Bloomberg ticker symbol “BXIIUS05<Index>”)
Participation Rate:	145% to 155%. The actual Participation Rate will be determined on the Trade Date.
Payment at Maturity (per $10 Security):	If the Long Index Return is equal to or greater than the Short Index Return, the Issuer will repay the principal amount plus pay a return equal to the Relative Return multiplied by the Participation Rate. Accordingly, the payment at maturity per $10 principal amount Security would be calculated as follows:
$10 + ($10 × Relative Return × Participation Rate)
If the Long Index Return is less than the Short Index Return, the Issuer will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Relative Return. Accordingly, the payment at maturity per $10 principal amount Security would be calculated as follows:
$10 + ($10 × Relative Return)

If the Long Index Return is less than the Short Index Return, the Relative Return will be negative, and you will lose some or all of your initial investment at maturity. The Relative Return will be negative if, between the Trade Date and the Final Valuation Date, the Short Index outperforms the Long Index, which will be the case if: (a) both Indices appreciate but the Short Index appreciates by a greater percentage than the percentage that the Long Index appreciates, (b) the Long Index depreciates while the Short Index remains flat or appreciates or (c) both Indices depreciate but the Long Index depreciates by a greater percentage than the percentage that the Short Index depreciates.

Any payment on the Securities is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Key Risks—Credit of Issuer” in this free writing prospectus.

Relative Return:	A percentage equal to the Long Index Return minus the Short Index Return, calculated as follows:
Long Index Return – Short Index Return
Index Return :	For each Index, the performance of the Index from the Index Starting Level to the Index Ending Level, expressed as a percentage and calculated as follows:
Index Ending Level – Index Starting Level Index Starting Level
Long Index Return:	The Index Return calculated in respect of the Long Index.
Short Index Return:	The Index Return calculated in respect of the Short Index.
Index Starting Level:	[•] in respect of the Long Index and [•] in respect of the Short Index, which in each case is the closing level of the Index on the Trade Date.
Index Ending Level:	For each Index, the closing level on the Final Valuation Date.
Calculation Agent:	Barclays Bank PLC

[1]	Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
[2]	For a description of adjustments that may affect the Indices, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” in the prospectus supplement and “The Barclays US 5Y Treasury Futures Index™—Discontinuance, Modification or Unavailability of the Index” in this free writing prospectus.
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Investment Timeline

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF THE ISSUER WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Scenario Analysis and Examples at Maturity

The table and examples below illustrate the payment at maturity for a $10.00 principal amount Security on a hypothetical offering of the Securities, assuming an Index Starting Level of 1,376.51 in respect of the Long Index, an Index Starting Level of 170.4250 in respect of the Short Index, the Participation Rate of 150% (the midpoint of the range of 145% to 155%) and a range of Index Ending Levels for the Long Index and the Short Index as set forth below. The actual Index Starting Levels and Participation Rate will be determined on the Trade Date, and the actual Index Ending Levels will be determined on the Final Valuation Date. Numbers in the examples below have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the Securities.

The table above illustrates hypothetical payments at maturity for a $10 principal amount Security for a range of Index Returns in respect of the S&P 500® Index and the Barclays US 5Y Treasury Futures Index™. The actual Index Returns may be below –40% or above 40%, and you may lose up to 100% of your initial investment.

The following hypothetical examples illustrate how the payment at maturity will be calculated, based on the assumptions set forth above.

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Example 1—On the Final Valuation Date, the Long Index closes at 1,720.64, which is 25% above the Index Starting Level of 1,376.51, and the Short Index closes at 153.39, which is 10% below the Index Starting Level of 170.43.

Step 1: Calculate the Index Return for each Index.

Index	Index Starting Level	Index Ending Level	Index Return
S&P 500® Index	1,376.51	1,720.64	25%, which equals
(the Long Index)			the Long Index Return
Barclays US 5Y	170.43	153.39	-10%, which equals the
Treasury Futures Index™			Short Index Return
(the Short Index)

The Index Returns set forth in the table above reflect the performance of each Index from the Index Starting Level to the Index Ending Level, expressed as a percentage and calculated as follows:

Index Ending Level – Index Starting Level
Index Starting Level

Step 2: Calculate the Relative Return.

A percentage equal to the Long Index Return minus the Short Index Return, calculated as follows:

Long Index Return – Short Index Return

25% – (-10%) = 35% Relative Return

Step 3: Calculate the Payment at Maturity.

Because Long Index Return is greater than the Short Index Return, the Issuer will repay the principal amount plus pay a return equal to the Relative Return multiplied by the Participation Rate. Accordingly, the payment at maturity of $15.25 per $10 principal amount Security would be calculated as follows:

$10 + ($10 × Relative Return × Participation Rate)

$10 + ($10 × 35% × 150%) = $15.25

Example 2—On the Final Valuation Date, the Long Index closes at 1,720.64, which is 25% above the Index Starting Level of 1,376.51, and the Short Index closes at 213.04, which is 25% above the Index Starting Level of 170.43.

Step 1: Calculate the Index Return for each Index.

Index	Index Starting Level	Index Ending Level	Index Return
S&P 500® Index	1,376.51	1,720.64	25%, which equals
(the Long Index)			the Long Index Return
Barclays US 5Y	170.43	213.04	25%, which equals the
Treasury Futures Index™			Short Index Return
(the Short Index)

The Index Returns set forth in the table above reflect the performance of each Index from the Index Starting Level to the Index Ending Level, expressed as a percentage and calculated as follows:

Index Ending Level – Index Starting Level
Index Starting Level

Step 2: Calculate the Relative Return.

A percentage equal to the Long Index Return minus the Short Index Return, calculated as follows:

Long Index Return – Short Index Return

25% – 25% = 0% Relative Return

Step 3: Calculate the Payment at Maturity.

Because Long Index Return is equal to the Short Index Return, the Issuer will repay the principal amount plus pay a return equal to the Relative Return multiplied by the Participation Rate. Accordingly, the payment at maturity of $10 per $10 principal amount Security would be calculated as follows:

$10 + ($10 × Relative Return × Participation Rate)

$10 + ($10 × 0% × 150%) = $10

Example 3—On the Final Valuation Date, the Long Index closes at 1,514.16, which is 10% above the Index Starting Level of 1,376.51, and the Short Index closes at 213.04, which is 25% above the Index Starting Level of 170.43.

Step 1: Calculate the Index Return for each Index.

Index	Index Starting Level	Index Ending Level	Index Return
S&P 500® Index	1,376.51	1,514.16	10%, which equals the
(the Long Index)			Long Index Return
Barclays US 5Y	170.43	213.04	25%, which equals the
Treasury Futures Index™			Short Index Return
(the Short Index)

The Index Returns set forth in the table above reflect the performance of each Index from the Index Starting Level to the Index Ending Level, expressed as a percentage and calculated as follows:

Index Ending Level – Index Starting Level
Index Starting Level

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Step 2: Calculate the Relative Return.

A percentage equal to the Long Index Return minus the Short Index Return, calculated as follows:

Long Index Return – Short Index Return

10% – 25% = -15% Relative Return

Step 3: Calculate the Payment at Maturity.

Because Long Index Return is less than the Short Index Return, the Issuer will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Relative Return. Accordingly, the payment at maturity of $8.50 per $10 principal amount Security would be calculated as follows:

$10 + ($10 × Relative Return)

$10 + ($10 × -15%) = $8.50

Example 4—On the Final Valuation Date, the Long Index closes at 1,032.38, which is 25% below the Index Starting Level of 1,376.51, and the Short Index closes at 136.34, which is 20% below the Index Starting Level of 170.43.

Step 1: Calculate the Index Return for each Index.

Index	Index Starting Level	Index Ending Level	Index Return
S&P 500® Index	1,376.51	1,032.38	-25%, which equals the
(the Long Index)			Long Index Return
Barclays US 5Y	170.43	136.34	-20%, which equals the
Treasury Futures Index™			Short Index Return
(the Short Index)

The Index Returns set forth in the table above reflect the performance of each Index from the Index Starting Level to the Index Ending Level, expressed as a percentage and calculated as follows:

Index Ending Level – Index Starting Level
Index Starting Level

Step 2: Calculate the Relative Return.

A percentage equal to the Long Index Return minus the Short Index Return, calculated as follows:

Long Index Return – Short Index Return

-25% – (-20%) = -5% Relative Return

Step 3: Calculate the Payment at Maturity.

Because Long Index Return is less than the Short Index Return, the Issuer will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Relative Return. Accordingly, the payment at maturity of $9.50 per $10 principal amount Security would be calculated as follows:

$10 + ($10 × Relative Return)

$10 + ($10 × -5%) = $9.50

Example 5—On the Final Valuation Date, the Long Index closes at 1,307.68, which is 5% below the Index Starting Level of 1,376.51, and the Short Index closes at 153.39, which is 10% below the Index Starting Level of 170.43.

Step 1: Calculate the Index Return for each Index.

Index	Index Starting Level	Index Ending Level	Index Return
S&P 500® Index	1,376.51	1,307.68	-5%, which equals the
(the Long Index)			Long Index Return
Barclays US 5Y	170.43	153.39	-10%, which equals the
Treasury Futures Index™			Short Index Return
(the Short Index)

The Index Returns set forth in the table above reflect the performance of each Index from the Index Starting Level to the Index Ending Level, expressed as a percentage and calculated as follows:

Index Ending Level – Index Starting Level
Index Starting Level

Step 2: Calculate the Relative Return.

A percentage equal to the Long Index Return minus the Short Index Return, calculated as follows:

Long Index Return – Short Index Return

-5% – (-10%) = 5% Relative Return

Step 3: Calculate the Payment at Maturity.

Because Long Index Return is greater than the Short Index Return, the Issuer will repay the principal amount plus pay a return equal to the Relative Return multiplied by the Participation Rate. Accordingly, the payment at maturity of $10.75 per $10 principal amount Security would be calculated as follows:

$10 + ($10 × Relative Return × Participation Rate)

$10 + ($10 × 5% × 150%) = $10.75

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What Are the Tax Consequences of the Securities?

The material tax consequences of your investment in the Securities are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. Except as noted under “Non-U.S. Holders” below, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Securities as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement (for example, if you did not purchase your Securities in the initial issuance of the Securities).

The United States federal income tax consequences of your investment in the Securities are uncertain and the Internal Revenue Service could assert that the Securities should be taxed in a manner that is different than described below. Pursuant to the terms of the Securities, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid cash-settled executory contract with respect to the Indices. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Securities in the manner described above. This opinion assumes that the description of the terms of the Securities in this free writing prospectus is materially correct.

As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Securities, possibly with retroactive effect. Other alternative treatments for your Securities may also be possible under current law. For example, it is possible that the Internal Revenue Service could assert that you should be treated as if you owned the underlying components of the Indices. Under such a characterization, it is possible that the Internal Revenue Service could assert that Section 1256 of the Internal Revenue Code should apply to the portion of your Securities that reflects the performance of regulated futures contracts. If Section 1256 were to apply to such portion of your Securities, gain or loss recognized with respect to such portion of your Securities would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities. You would also be required to mark such portion of your Securities to market at the end of each year (i.e., recognize gain or loss as if the relevant portion of the Securities had been sold for fair market value).

It is also possible that you could be required to recognize gain or loss each time a contract tracked by the Short Index rolls. There may also be a risk that the Internal Revenue Service could assert that the Securities should not give rise to long-term capital gain or loss because the Securities offer exposure to a short investment strategy.

For a further discussion of the tax treatment of your Securities as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the Securities. For additional, important considerations related to tax risks associated with investing in the Securities, you should also examine the discussion in “Key Risks—Taxes,” in this free writing prospectus.

“Specified Foreign Financial Asset” Reporting. Under legislation enacted in 2010, owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” generally include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your Securities), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Securities.

Non-U.S. Holders. The Treasury Department has issued proposed regulations under Section 871 of the Internal Revenue Code which could ultimately require us to treat all or a portion of any payment in respect of your Securities as a “dividend equivalent” payment that is subject to withholding tax at a rate of 30% (or a lower rate under an applicable treaty). You could also be required to make certain certifications in order to avoid or minimize such withholding obligations, and you could be subject to withholding (subject to your potential right to claim a refund from the IRS) if such certifications were not received or were not satisfactory. You should consult your tax advisor concerning the potential application of these regulations to payments you receive with respect to the Securities when these regulations are finalized.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in either of the Indices or in any of the components of the Indices. These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement and index supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the Securities in light of your particular circumstances.

t	You Will Lose Some or All of Your Principal If the Relative Return Is Negative—The Securities do not guarantee any return of principal. The return on the Securities at maturity is dependent on the Relative Return, which is the Long Index Return minus the Short Index Return. The outright performance levels of each Index are not individually relevant to the return on the Securities. You will not realize a positive return on your investment in the Securities unless the Relative Return is positive, whereas a negative Relative Return will result in the loss of some or all of your investment. A negative Relative Return will result any time that (i) the Short Index Return exceeds the Long Index Return, even if each of the Long Index Return and Short Index Return are positive amounts or (ii) the decrease in the level of the Short Index is less than the decrease in the Long Index when the Long Index Return
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and Short Index Returns are negative amounts. Consequently, you will lose some or all of your investment if the Short Index outperforms the Long Index over the term of the Securities.

t	The Securities Do Not Represent an Investment in a Basket of the Indices—The Securities do NOT represent an investment in a basket of the Indices. If the Short Index Return exceeds the Long Index Return, the Relative Return will be negative and you will lose some or all of your principal, regardless of the outright performance of each of the Indices. The benefit to you of any increase in the level of the Long Index may be offset or negated entirely by increases in the level of the Short Index. You will not benefit from any increase in the level of the Short Index, regardless of the performance of the Long Index. In addition, a decline in the level of the Short Index may not benefit you unless the Long Index declines by a lesser amount as the return on the Securities is dependent on the relative performance of the Indices.
t	No Interest Payments—The Issuer will not make periodic interest payments on the Securities, and the return on the Securities is limited to the relative performance of the Indices from the Trade Date to the Final Valuation Date.
t	Credit of Issuer—The Securities are unsecured debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and could lose your entire initial investment.
t	Owning the Securities is Not the Same as Owning the Stocks Comprising the Long Index—The return on your Securities will not reflect the return you would realize if you owned the stocks included in the Long Index. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of stocks included in the Long Index would have.
t	You Will Not Have Rights in the 5Y Treasury Futures—The Short Index reflects the returns available by maintaining a rolling position in 5-Year U.S. Treasury Notes futures contracts (the “5Y Treasury futures” and each, a “5Y Treasury futures contract”). At any given time, the Short Index is comprised of a single 5Y Treasury futures contract that is either the contract closest to expiration, which is known as the “front 5Y Treasury futures contract”, or the next 5Y Treasury futures contract scheduled to expire immediately following the front 5Y Treasury futures contract. Investing in the Securities is not equivalent to investing directly in a succession of 5-Year U.S. Treasury Notes futures contracts, and you will not have rights that investors in 5Y Treasury futures may have.
t	Certain Built-In Costs Are Likely to Adversely Affect the Value of the Securities Prior to Maturity—While the payment at maturity described in this free writing prospectus is based on the full principal amount of your Securities, the original issue price of the Securities includes the agent’s commission and the cost of hedging our obligations under the Securities, through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Securities, from you in secondary market transactions will likely be lower than the price you paid for your Securities, and any sale prior to the Maturity Date could result in a substantial loss to you. You must hold the Securities to maturity to receive the stated payout from Barclays Bank PLC.
t	The Participation Rate Applies Only if You Hold the Securities to Maturity—You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the Participation Rate or the Securities themselves, and the return you realize may be less than the Relative Return even if such return is positive. You can receive the full benefit of the Participation Rate from the Issuer only if you hold your Securities to maturity.
t	Dealer Incentives—UBS Financial Services, Inc., Barclays Bank PLC, our affiliates and agents act in various capacities with respect to the Securities. UBS Financial Services, Inc., Barclays Capital Inc. and other of our affiliates may act as a principal, agent or dealer in connection with the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay compensation of $0.35 per Security to the principals, agents and dealers in connection with the distribution of the Securities.
t	Lack of Liquidity—The Securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Barclays Capital Inc. may at any time hold unsold inventory, which may inhibit the development of a secondary market for the Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.
t	Taxes—The U.S. federal income tax treatment of the Securities is uncertain and the Internal Revenue Service could assert that the Securities should be taxed in a manner that is different than described above. As discussed further in the accompanying prospectus supplement, the Internal Revenue Service issued a notice in 2007 indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Securities and whether all or part of the gain you may recognize upon the sale or maturity of an instrument such as the Securities could be treated as ordinary income. Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, contingent notional principal contracts and other derivative contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities even though you will not receive any payments with respect to the Securities until maturity. The outcome of this process is uncertain. You should consult your tax advisor as to the possible alternative treatments in respect of the Securities.
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t	Potential Conflicts—We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Calculation Agent and hedging our obligations under the Securities. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

In addition Barclays Bank PLC is the index sponsor of the Short Index (as used in this paragraph, the “Index Sponsor”). The Index Sponsor is responsible for the composition, calculation and maintenance of the Index. The Index Sponsor has the discretion in a number of circumstances to make judgments and take actions in connection with the composition, calculation and maintenance of the Index, and any such judgments or actions may adversely affect the value of the Securities. See “The Barclays US 5Y Treasury Futures Index™” in this free writing prospectus. The role played by Barclays bank PLC, as Index Sponsor, and the exercise of discretion described herein could present it with significant conflicts of interest in light of the fact that Barclays Bank PLC is also the issuer of the Securities. The Index Sponsor has no obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

t	Our Business Activities May Create Conflicts of Interest—We and our affiliates expect to engage in trading activities related to equity securities underlying the S&P 500® Index or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to components of the Indices or the Indices, or other derivative instruments with returns linked to futures, interest rates, components of the Indices or the Indices that are not for the accounts of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests that we and our affiliates will have in our and our affiliates’ proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our and our affiliates’ customers and in accounts under our and our affiliates’ management. These trading activities, if they influence the value of the Indices, could be adverse to the interests of the holders of the Securities.
t	Potentially Inconsistent Research, Opinions or Recommendations by Barclays, UBS Financial Services Inc. or Their Respective Affiliates—Barclays, UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Barclays, UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the Indices to which the Securities are linked.
t	The Payment at Maturity on Your Securities is Not Based on the Levels of the Indices at Any Time Other than the Final Valuation Date—The Index Ending Levels and the Relative Return will be based solely on the closing levels of the Indices on the Final Valuation Date (subject to adjustments as described in the prospectus supplement). Therefore, if the level of one or both Indices moves precipitously on the Final Valuation Date to negatively impact the Relative Return, the payment at maturity on your Securities, if any, may be significantly less than it would otherwise have been had the payment at maturity been linked to the levels of the Indices at a time prior to such movement. Although the level of one or both Indices on the Maturity Date or at other times during the life of your Securities may be reflect greater outperformance of the Long Index relative to the Short Index than on the Final Valuation Date, you will not benefit from the level of the Indices at any time other than the Final Valuation Date.
t	Many Economic and Market Factors Will Affect the Value of the Securities—In addition to the relative levels of the Indices on any day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:
t	the expected volatility of the Indices;
t	the time to maturity of the Securities;
t	the market price and dividend rate on the component stocks underlying the Long Index;
t	interest and yield rates in the market generally and in the markets of the components of the Indices;
t	a variety of economic, financial, political, regulatory or judicial events;
t	supply and demand for the Securities; and
t	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

S&P 500® Index

The S&P 500® Index (the “S&P 500 Index”) is published by Standard & Poor’s Financial Services LLC. The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the value of the S&P 500 Index is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Ten main groups of companies comprise the S&P 500 Index, with the percentage weight of each group as of July 16, 2012 indicated below: Consumer Discretionary (10.91%); Consumer Staples (11.49%); Energy (10.93%); Financials (14.50%); Health Care (12.09%); Industrials (10.21%); Information Technology (19.45%); Materials (3.36%); Telecommunications Services (3.26%); and Utilities (3.78%). The foregoing information is derived without independent verification from the following website: http://www.standardandpoors.com. We are not incorporating by reference the website or any material it includes into this free writing prospectus.

The S&P 500 Index is reported by Bloomberg under the ticker symbol “SPX <Index>”.

The information on the S&P 500 Index provided in this free writing prospectus should be read together with the discussion under the heading “Non—Proprietary Indices—Equity Indices—S&P 500® Index” in the index supplement.

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Historical Information

The following graph sets forth the historical performance of the S&P 500 Index based on the daily closing levels of the S&P 500 Index from January 15, 1997 through July 19, 2012. The closing level of the S&P 500 Index on July 19, 2012 was 1,376.51.

We obtained the closing levels of the S&P 500 Index below from Bloomberg, L.P. We have not independently reviewed or verified the information obtained from Bloomberg, L.P. The historical levels of the S&P 500 Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level on any day during the term of the Securities, including on the Final Valuation Date. We cannot give you assurance that the performance of the S&P 500 Index will exceed the performance of the Barclays U.S. 5Y Treasury Futures Index™ , and therefore we cannot assure you of the return of any of your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Barclays US 5Y Treasury Futures Index™

The Barclays US 5Y Treasury Futures Index™ (for purposes of this section, the “Index”) reflects the returns available by maintaining a rolling position in 5-Year U.S. Treasury Notes futures contracts (the “5Y Treasury futures” and each, a “5Y Treasury futures contract”). 5Y Treasury futures are legally binding agreements for the buying or selling of U.S. Treasury notes at a fixed price for physical settlement on a future date. Each 5Y Treasury futures contract has a face value of $100,000 and requires the delivery of a U.S. Treasury bond with an original maturity term of no more than five years and three months and a remaining maturity of no less than four years and two months as of the first day of the delivery month. 5Y Treasury futures are traded on the Chicago Board of Trade (“CBOT”). The closing prices of 5Y Treasury futures are calculated by CBOT and reported on Bloomberg under symbol “FV”. As used herein, an “Index Business Day” means any day that CBOT is scheduled to be open for trading.

At any given time, the Index is comprised of a single 5Y Treasury futures contract that is either the contract closest to expiration, which is known as the “front 5Y Treasury futures contract”, or the next 5Y Treasury futures contract scheduled to expire immediately following the front 5Y Treasury futures contract. The Index maintains its exposure to 5Y Treasury futures by closing out its position in the expiring front 5Y Treasury futures contract and establishing a new position in the next 5Y Treasury futures contract scheduled to expire immediately following the front 5Y Treasury futures contract, a process referred to as “rolling.” The Index rolls into the next 5Y Treasury futures contract three Index Business Days before the end of the month immediately preceding the upcoming delivery month for the front 5Y futures contract (each such date, a “roll date”). The “delivery months” of 5Y Treasury futures are March, June, September and December, and their corresponding roll dates fall in the months of February, May, August and November.

The Index is maintained and calculated by Barclays Bank PLC (the “Index Sponsor”) and is denominated in U.S. dollars. The Index Sponsor calculates the level of the Index at the close of business, London time, on each Index Business Day with respect to the prior Index Business Day and publishes it on http://www.barcap.com/indices shortly thereafter. The level of the Index is also reported on Bloomberg page BXIIUS05.

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Calculation of the Index

The level of the Index is deemed to have been 100 on January 15, 1997, which we refer to as the “index commencement date”.

On any given Index Business Day (for purposes of this section, a “Valuation Date”), the level of the Index is equal to:

where:

“It” means the level of the Index on the Valuation Date;

“It-1” means the level of the Index on the Index Business Day that immediately precedes the Valuation Date;

“Ft” means the closing price of the relevant 5Y Treasury futures contract on the Valuation Date. On the roll date, Ft is calculated using the front 5Y Treasury futures contract. On the day following the roll date and thereafter, Ft is calculated using the next futures contract that is scheduled to expire (which becomes the front 5Y Treasury futures contract after the current front 5Y Treasury futures contract expires);

and “Ft-1” means the closing price of the relevant 5Y Treasury futures contract on the Index Business Day that immediately precedes the Valuation Date. On the roll date, Ft-1 is calculated using the front 5Y Treasury futures contract. On the day following the roll date and thereafter, Ft-1 is calculated using the next futures contract that is scheduled to expire (which becomes the front 5Y Treasury futures contract after the current front 5Y Treasury futures contract expires).

The Index is calculated at the close of business, London time, on each Index Business Day with respect to the prior Index Business Day.

Modifications to the Index

The Index Sponsor does not presently intend to modify the method of calculating the Index as described above. However, under certain circumstances described in this section, the Index Sponsor may, in its sole discretion, make modifications to the Index. The Index Sponsor will promptly publish any such modifications on http://www.barcap.com/indices/.

Changes in 5Y Treasury Futures

If, in the sole discretion of the Index Sponsor, a “potential adjustment event” occurs with respect to the 5Y Treasury futures, the Index Sponsor may replace the 5Y Treasury futures with other futures contracts that it determines, in its sole discretion, are comparable for purposes of the Index to the 5Y Treasury futures being replaced.

A “potential adjustment event” includes any of the following:

t	a change to the calculation methodology of the daily closing prices of 5Y Treasury futures;
t	the occurrence of an event that causes CBOT not to calculate the daily closing prices of 5Y Treasury futures; and
t	any event that the Index Sponsor determines may lead to any of the foregoing events.

Upon any replacement by the Index Sponsor of 5Y Treasury futures following a potential adjustment event, the Index Sponsor may make any adjustments to the Index as may, in its sole discretion, be required to render the Index comparable to the Index prior to the occurrence of the potential adjustment event.

Index Market Disruption and Force Majeure Events

If an “index market disruption event” or a “force majeure” event occurs or is continuing on any Index Business Day that, in the Index Sponsor’s sole discretion, affects the Index or the 5Y Treasury futures, the Index Sponsor may:

t	make such determinations and/or adjustments to the terms of the Index as it deems appropriate in order to determine the level of the Index on such day (if such day is an Index Business Day);
t	defer publication of information relating to the Index until the next Index Business Day on which such index market disruption or force majeure event, as applicable, is not continuing; and
t	if such Index Business Day is a roll date, postpone such roll date to the next Index Business Day on which such index market disruption or force majeure event, as applicable, is not continuing.

Any of the following will constitute an “index market disruption event”:

t	the occurrence or existence, on any Index Business Day at or during the one-hour period before the index valuation time, in relation to the 5Y Treasury futures (1) a suspension of, or limitation imposed on, trading on CBOT, or (2) any event that disrupts or impairs (as determined by the Index Sponsor in its sole discretion) the ability of market participants in general to effect transactions in relation to, or to obtain market values of, 5Y Treasury futures;
t	the declaration of a general moratorium in respect of CBOT activities;
t	on any Index Business Day, the failure of CBOT to publish the values of 5Y Treasury futures; or
t	on any Index Business Day, the occurrence or existence of a lack of, or a material decline in, the liquidity in the market for trading in 5Y Treasury futures.

A “force majeure event” means, in respect of the Index, any systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor (in its sole discretion) determines affects the Index or the 5Y Treasury futures.

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Taxation

If at any time the Index Sponsor determines that, as a result of the occurrence or continuance of a Change in Tax Event, it is necessary to change the 5Y Treasury futures or the method of calculating the Index, in order to offset the effect of such Change in Tax Event, the Index Sponsor may make such change or changes in its sole discretion.

A “Change in Tax Event” shall occur if in respect of the Index the Index Sponsor determines (a) there has been (or there is pending) a change in taxation generally affecting commercial banks organized and subject to Tax in the United Kingdom (including, but not limited to, any Tax generally imposed on commercial banks organized and subject to Tax in the United Kingdom), or (b) there has been (or there is pending) a change in taxation affecting market participants in the United Kingdom or the United States generally who hold positions in 5Y Treasury futures (including, but not limited to, any Tax generally imposed on market participants in the United Kingdom or the United States generally who hold positions in 5Y Treasury Futures).

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including, without limitation, interest, penalties, stamp duties and additions thereto) that is imposed or is to be imposed, whether by withholding, direct assessment or otherwise, by any government or other taxing authority.

Cessation of Trading and Other Termination Events

The Index Sponsor may, in its sole discretion, discontinue calculating the Index if any of the following events occurs:

t	If 5Y Treasury futures cease (or will cease) to be publicly quoted for any reason and are not immediately re-listed on a quotation system in a manner acceptable to the Index Sponsor; or
t	if, after the occurrence of a potential adjustment event, an adjustment in the determination of the Index Sponsor is not possible or not reasonably practical for any reason.

Change in Methodology

While the Index Sponsor currently employs the methodology described herein to rebalance and calculate the Index, it is possible that market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting 5Y Treasury futures) will arise that would, in the view of the Index Sponsor, necessitate a modification or change of such methodology.

Discontinuance, Modification or Unavailability of the Index

If the Index Sponsor discontinues publication of the Index, and Barclays or any other person or entity publishes an index that the Calculation Agent determines is comparable to the Index and the Calculation Agent approves such index as a successor index, then the Calculation Agent will determine the value of the Index on the applicable Valuation Date and the amount payable at maturity by reference to such successor index.

If the Calculation Agent determines that the publication of the Index is discontinued and there is no successor index, or that the closing value of the Index is not available for any reason, on the date on which the value of the Index is required to be determined, the Calculation Agent will determine the amount payable by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index or the method of calculating the Index has been changed at any time in any respect, and whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, or is due to any other reason – then the Calculation Agent will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it believes are appropriate to ensure that the value of the Index used to determine the amount payable on the Maturity Date is equitable.

If the Calculation Agent determines that the value of the Index is not available, the Calculation Agent may postpone any Valuation Date, including the Final Valuation Date, and thus postpone the Maturity Date until the value of the Index becomes available. Notwithstanding the foregoing, in the event that a Valuation Date is postponed until the fifth Business Day following a scheduled Valuation Date, but the value of the Index is not available, that day shall nevertheless be a Valuation Date, and the Calculation Agent shall determine the value of the Index for purposes of the Securities on such day.

All determinations and adjustments to be made by the Calculation Agent may be made in the Calculation Agent’s sole discretion.

Trademark

The Barclays US 5Y Treasury Futures Index™ is a trademark of Barclays Bank PLC.

Disclaimer

The Index Sponsor does not guarantee the accuracy and/or completeness of the Index, any data included therein, or any data from which it is based, and the Index Sponsor shall have no liability for any errors, omissions, or interruptions therein.

The Index Sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the Index. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. Without limiting any of the foregoing, in no event shall the Index Sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the Index Sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Index or publication of the level of the Index (or failure to publish such value) and any use to which any person may put the Index or the level of the Index. In addition, although the Index Sponsor reserves the right to make adjustments to correct previously incorrectly published information,

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including but not limited to the level of the Index, the Index Sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions.

Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

HYPOTHETICAL HISTORICAL AND HISTORICAL PERFORMANCE OF THE INDEX

The level of the Index is deemed to have been 100 on January 15, 1997, which is referred to as the “index commencement date”. The Index Sponsor began calculating the Index on January 15, 2009. Therefore, the historical information, including such information provided in the table and graph below, for the period from January 15, 1997 until January 15, 2009, is an historical estimate by the Index Sponsor using available data as an illustration of how the Index would have performed during the period had the Index Sponsor begun calculating the Index on the index commencement date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Historical information for the period from and after January 15, 2009 is based on the actual performance of the Index.

All calculations of historical information are based on information obtained from various third party independent and public sources. The Barclays Bank PLC has not independently verified the information extracted from these sources.

The following table and graph illustrate the performance of the Index from the index commencement date to July 19, 2012. Neither the estimated historical performance of the Index (for the period from January 15, 1997 until January 15, 2009) nor the actual historical performance of the Index (from the period after January 15, 2009) should be taken as an indication of future performance; no assurance can be given as to the closing level on any day during the term of the Securities, including on the Final Valuation Date. We cannot give you assurance that the performance of the Barclays U.S. 5Y Treasury Futures Index™ will be less than the performance of the S&P 500® Index, and therefore we cannot assure you of the return of any of your initial investment.

Date	Level of the Index
January 15, 1997	100.00
December 31, 1997	102.9306
December 31, 1998	106.7448
December 31, 1999	100.1613
December 29, 2000	106.2931
December 31, 2001	110.4852
December 31, 2002	123.2000
December 31, 2003	126.1017
December 31, 2004	128.8118
December 30, 2005	126.4632
December 29, 2006	124.7554
December 31, 2007	131.0328
December 31, 2008	147.3195
December 31, 2009	147.1992
December 31, 2010	156.0290
December 30, 2011	168.0128
July 19, 2012	170.2220
170.4250

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Supplemental Plan of Distribution

We will agree to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents”, and the Agents will agree to purchase, all of the Securities at the price indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) and will contain the final pricing terms of the Securities. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount set forth on the cover of the pricing supplement to its affiliates.

We or our affiliates will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that will be indicated on the cover of the pricing supplement that will be available in connection with the sale of the Securities.

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